EXHIBIT 1.1

                                2,900,000 Shares

                            XLConnect Solutions, Inc.

                                  Common Stock


                             UNDERWRITING AGREEMENT



                                                                        , 1996


ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES
JANNEY MONTGOMERY SCOTT INC.
As Representatives of the
   Several Underwriters
c/o  Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

       XLConnect Solutions, Inc., a Pennsylvania corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 2,900,000 shares of the Company's Common Stock, par value $.01 per share (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 430,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

       As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several

Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

       The Company is currently an indirect wholly-owned subsidiary of Intelligent Electronics, Inc. (collectively, with its subsidiaries, other than the Company, "IE"), and immediately after issuance of the Firm Shares, IE will own approximately 82.1% of the Company's Common Stock. In anticipation of the public offering of the Firm Shares, the Formation Transactions (as defined in the Registration Statement) occurred.

       With respect to any statement made in this Agreement that is qualified by or to the knowledge of the Company or IE, such knowledge shall refer to the actual knowledge of any of the executive officers or directors of the Company or IE, as the case may be, at the time such statement was made.

       In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

       1. Representations and Warranties of the Company and IE.

       The Company and IE jointly and severally represent and warrant as follows:

       (a) A registration statement on Form S-1 (File No. 333-08735) with respect to the Shares has been carefully prepared by the Company conforming in all material respects to the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance on Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. As used herein, the term "Prospectus" means (i) the form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) or (ii) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares together with any term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

       (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. As a result of the Formation Transactions, the Company and its Subsidiaries (as hereinafter defined) now own or lease all of the assets necessary for them to conduct their business in the manner described in the Prospectus. Each of the Subsidiaries of the Company listed in Exhibit 22.1 of Item 16(a) of the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only material subsidiaries, direct or indirect, of the Company. The Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified will not have a materially adverse effect on the results of operations or the financial condition of the Company and the Subsidiaries, taken as a whole. The outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding. Except for the Subsidiaries and investments in securities as described in the Registration Statement, the Company has no material equity or other interest in, or right to acquire, a material equity or other interest in, any corporation, partnership, trust or other entity.

       (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives rise to any rights other than those which have been waived or satisfied, relating to the registration of any shares of Common Stock.

       (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects. All of the Shares conform to the descriptions thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of Pennsylvania.

       (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

       (f) The combined financial statements of the Company and the Subsidiaries, together with related notes as set forth in the Registration Statement, present fairly in all material respects the combined financial position and the combined results of operations and cash flows of the Company and the Subsidiaries at the indicated dates and for the indicated periods. Such combined financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected combined financial and statistical data included in the Registration Statement present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein.

       (g) KPMG Peat Marwick LLP, who has certified certain of the combined financial statements filed with the Commission as part of the Registration Statement, are, to the knowledge of the Company, independent public accountants as required by the Act and the Rules and Regulations.

       (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company, any of the Subsidiaries or IE before any court, administrative agency, regulatory authority or otherwise which, if determined adversely to the Company, any Subsidiary or IE could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operation, condition or prospects of the Company and the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

       (i) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, except for such assets which have been disposed of in the ordinary course of the Company's business since the dates of such financial statements, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under a Space Sharing Agreement with IE and The Future Now, Inc. that is valid and binding on the parties thereto or, in the case of the Company's Boston office, a valid and binding lease.

       (j) The Company and the Subsidiaries have filed (either directly or as part of IE's consolidated group) all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated as due by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. There is no material tax deficiency which has been or would reasonably be expected to be asserted or threatened against the Company or any Subsidiary that has not been adequately provided for in the financial statements of the Company.

       (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or, to the Company's knowledge, any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition, financial or otherwise, or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no known material contingent obligations which are not disclosed in the Registration Statement or the Company's financial statements which are included in the Registration Statement.

       (l) Neither the Company nor any of the Subsidiaries is, nor with the giving of notice, lapse of time or both, will be in violation or default under its Articles of Incorporation or By-Laws or any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which violation or default is of material significance in respect of the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiaries is a party, except to the extent that any such conflict, breach or default would not result in a materially adverse effect on the Company and the Subsidiaries taken as a whole, or of the Articles of Incorporation or By-Laws of the Company or, to the knowledge of the Company, any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

       (m) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

       (n) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business; and, except as described in the Prospectus with respect to the Company's "XLConnect" trademark, neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

       (o) Neither the Company nor IE, nor to the Company's knowledge, any of the Company's or IE's affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

       (p) Neither the Company nor any of the Subsidiaries has ever been, is now, and immediately after the sale of the Shares under this Agreement will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder (the "1940 Act").

       (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (r) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

       (s) The Company and IE are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") with respect to the employees of the Company; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of

ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

       (t) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

       (u) The Shares to be sold under this Agreement have been approved for listing on the Nasdaq National Market upon official notice of issuance.

       (v) To the best of the Company's knowledge, there are no affiliations between any member of the National Association of Securities Dealers, Inc. and any of the Company's directors, officers or 5% or greater security holders, except as set forth in the Registration Statement or as disclosed to the Representatives in writing.

       2. Purchase, Sale and Delivery of the Firm Shares.

       (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $________ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

       (b) Payment for the Firm Shares to be sold hereunder is to be made by wire transfer of immediately available funds to the order of the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, at 10:00 A.M., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than three business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

       (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this
Section 2. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall be three full business days after the exercise of such option, in no event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing by wire transfer of immediately available funds to the order of the Company against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

       3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

       It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

       4. Covenants of the Company.

       The Company covenants and agrees with the several Underwriters that:

       (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

       (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

       (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications of the Shares in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

       (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, one signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

       (e) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply in all material respects with law.

       (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

       (g) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed by the Company with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

       (h) No public offering, sale or other disposition of any Common Stock of the Company will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company or IE otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may, without such consent, grant options, or issue shares upon the exercise of options granted, pursuant to the Company's 1996 Long-Term Incentive Plan, as consideration for future acquisitions or strategic ventures or relationships or pursuant to the Company's dividend reinvestment plan.

       (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

       (j) The Company has caused each officer and director of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to publicly offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("Lockup Agreements").

       (k) The Company will apply the net proceeds of its sale of the Shares as set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

       (l) The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

       (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

       (n) For a period of 180 days from the Closing Date, the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

       5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Underwriters' Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the fees and expenses incurred with respect to the listing of the Shares on the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws as set forth above) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(b) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

       6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and IE contained herein, and to the performance by the Company and IE of their covenants and obligations hereunder and to the following additional conditions:

       (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

       (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Pepper, Hamilton & Scheetz, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied on by counsel to the Underwriters) to the effect that:

                (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to so qualify would not have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable; and the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company or another Subsidiary, to the knowledge of such counsel, free and clear of all liens, encumbrances and security interests, and, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding.

                (ii) As of the date set forth in the Prospectus, the Company had authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; and the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper legal form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and, to the knowledge of such counsel, no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

                (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                (v) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the rules and regulations under the Act (except that such counsel need express no opinion as to the combined financial statements and other financial information included therein).

                (vi) The statements under the captions "Business--Government Regulation," "Management--Long-Term Incentive Plan," "Management--Employment Arrangements; Stock Option Grants under the Plan," "Relationship between the Company and IE," "Description of Capital Stock," and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present in all material respects the information called for with respect to such documents and matters.

                (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                (viii) Such counsel knows of no material legal proceedings or governmental proceedings or other claims pending or threatened against the Company or any of the Subsidiaries or affecting any of their businesses or assets, except as set forth in the Prospectus.

                (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Company, or any agreement or instrument known to such counsel to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries may be bound, except where such conflict, breach or violation could not reasonably be expected to result in a materially adverse effect on the Company.

                (x) This Agreement has been duly authorized, executed and delivered by the Company.

                (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the National Association of Securities Dealers, Inc. or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                (xii) The Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, and the application of the net proceeds therefrom as described in the Prospectus, an "investment company" within the meaning of the 1940 Act.

       In rendering such opinion, Pepper, Hamilton & Scheetz may rely as to matters governed by the laws of states other than Pennsylvania or Federal laws on local counsel in such jurisdictions and with respect to the Federal regulation of telecommunications providers upon Goldberg, Godles, Wiener & Wright, the Company's special telecommunications counsel, provided that in each case Pepper, Hamilton & Scheetz shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel's opinion is also addressed to the Underwriters. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act, (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and other financial information included therein). With respect to such statement, Pepper, Hamilton & Scheetz may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

       (c) The Representatives shall have received from Piper & Marbury L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv), (v) and (x) of Paragraph (b) of this Section 6, and that the Company is a validly organized and existing corporation under the laws of the Commonwealth of Pennsylvania. In rendering such opinion Piper & Marbury L.L.P. may rely as to all matters governed other than by the laws of the State of Maryland or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) as of the date of effectiveness of the Registration Statement and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Piper & Marbury L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

       (d) The Representatives shall have received at or prior to the Closing Date from Piper & Marbury L.L.P. a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

       (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from KPMG Peat Marwick LLP, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you confirming that they are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the combined financial statements examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the combined financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

       (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates on behalf of the Company of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission.

                (ii) The representations and warranties of the Company and IE contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be.

                (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his or her opinion, since the effective date of the Registration Statement, no event has occurred which would have been required to be set forth in a supplement to or an amendment of the Prospectus in order to comply with the requirements of the Act and the Rules and Regulations, which has not been so set forth in such supplement or amendment.

                (v) To his or her knowledge, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, financial condition or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

       (g) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

       (h) The Firm Shares, and Option Shares, if any, have been approved for listing upon official notice of issuance on the Nasdaq National Market.

       (i) Alex. Brown & Sons Incorporated shall have received from each officer and director of the Company a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which such person shall agree not to publicly offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, except with the prior written consent of the Representatives.

       (j) The Formation Transactions shall have been completed in substantially the manner in which they are described in the Prospectus.

       (k) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate of an executive officer of IE on behalf of IE, to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, such executive officer represents that the representations and warranties of the Company and IE are true and correct in all material respects.

       The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Piper & Marbury L.L.P., counsel for the Underwriters.

       If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

       In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

       7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

       8. Indemnification

       (a) The Company and IE, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and IE will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; or (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (A) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (B) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act. In no event, however, shall the liability of IE for indemnification or contribution under this Section 8 or otherwise under this Agreement exceed the amount paid to IE by the Company out of the net proceeds to the Company from its sale of the Shares hereunder. This indemnity agreement will be in addition to any liability which the Company or IE may otherwise have.

       (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company and IE, each of their respective directors, each of the Company's officers who have signed the Registration Statement and each person, if any, who controls the Company or IE within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, IE or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, IE or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

       (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

       (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and IE, on the one hand, and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and IE, on the one hand, and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and IE, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and IE, on the one hand, or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company, IE and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

       (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

       (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and IE set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, IE, their respective directors or officers or any persons controlling the Company or IE, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, the Company, IE, their respective directors or officers, or any person controlling the Company or IE, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 8.

       9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

       10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention:
Patrick J. Kerins, Managing Director; if to the Company, to XLConnect Solutions, Inc., 411 Eagleview Boulevard, Exton, Pennsylvania 19341, Attention: Richard G. Ellenberger, President and Chief Executive Officer; and if to IE, to Intelligent Electronics, Inc., 411 Eagleview Boulevard, Exton, Pennsylvania 19341,
Attention: Richard D. Sanford, Chairman and Chief Executive Officer, with a copy to Barry M. Abelson, Esquire, Pepper, Hamilton & Sheetz, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

       11. Termination. This Agreement may be terminated by you by notice to the Company as follows:

       (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 A.M. on the date of this Agreement;

       (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the financial condition of the Company and the Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or adverse change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company and the Subsidiaries taken as a whole (v) declaration of a banking moratorium by either federal or New York State authorities, (vi) the suspension of trading of the Company's Common Stock by the Commission or the Nasdaq National Market; (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or elsewhere, or (viii) any litigation or proceeding is pending or threatened against the Underwriters which seeks to enjoin or otherwise restrain, or seeks material damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or

       (c) as provided in Sections 6 and 9 of this Agreement.

       12. Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

       13. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and IE and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

       14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company, IE or their respective directors or officers and (c) delivery of and payment for the Shares under this Agreement.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

       If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, IE and the several Underwriters in accordance with its terms.


                                     Very truly yours,

                                     XLConnect Solutions, Inc.


                                     By
                                     ------------------------------------------
                                         Richard G. Ellenberger
                                         President and Chief Executive Officer



                                     Intelligent Electronics, Inc.


                                     By:
                                     ------------------------------------------
                                         Richard D. Sanford
                                         Chairman and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES
JANNEY MONTGOMERY SCOTT INC.
As Representatives of the
several Underwriters listed
on Schedule I


By ALEX. BROWN & SONS INCORPORATED



By
- ------------------------------------
     Authorized Officer

                                   SCHEDULE I

                            Schedule of Underwriters

                                                          Number of Firm Shares
         Underwriter                                         to be Purchased
         -----------                                      ---------------------

Alex. Brown & Sons Incorporated...........................
Montgomery Securities.....................................
Janney Montgomery Scott Inc...............................


                                                                ---------
                                         Total............      2,900,000
                                                                =========